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                                                                      EXHIBIT 11


                          MBIA INC. AND SUBSIDIARIES
              COMPUTATION OF EARNINGS PER SHARE ASSUMING DILUTION
                    (In thousands except per share amounts)

                                                             Three months ended             Six months ended
                                                                  June 30                       June 30
                                                        --------------------------   ------------------------------
                                                            2001           2000         2001              2000
                                                        -----------    -----------   -----------      ------------
Net income                                               $  143,006     $  129,393    $  259,133       $   261,713
                                                        ===========    ===========   ===========      ============

Diluted weighted average shares:
      Basic weighted average shares outstanding             148,160        147,485       148,044           148,068
      Effect of stock options                                 1,025            747         1,005               720
      Unallocated ESOP shares                                   113            167           113               167
                                                        -----------    -----------   -----------      ------------
Diluted weighted average shares:                            149,298        148,399       149,162           148,955
                                                        ===========    ===========   ===========      ============

Basic EPS                                                $     0.97     $     0.88    $     1.75       $      1.77
                                                        ===========    ===========   ===========      ============

Diluted EPS                                              $     0.96     $     0.87    $     1.74       $      1.76
                                                        ===========    ===========   ===========      ============
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